Exhibit 10.24

First AMENDMENT TO LEASE

THIS AMENDMENT TO LEASE is made and entered into as of March 23, 2023, by and between 2000 Gold L.P. ("Lessor") and
STAAR Surgical Company, a Delaware corporation (“Lessee").

WHEREAS, on or about August 10, 2017 a lease was entered into by and between Lessor and Lessee relating to certain real property commonly known as (street address, city, state, zip): 1911 Walker Avenue & 1900 Myrtle Avenue, Monrovia. CA 91606 (the Premises"), and

WHEREAS, Lessor and Lessee ☑ have ☐ have not previously amended said Lease, and

WHEREAS, the Lessor and lessee now desire to amend said Lease,

NOW, THEREFORE, for payment of TEN DOLLARS and other good and valuable consideration to Lessor, the receipt and sufficiency of which is hereby acknowledged, the parties mutually agree to make the following additions and modifications to the Lease:

☑ TERM: The Expiration Date is hereby ☐ advanced ☑ extended to October 31, 2030 .

☐ AGREED USE: The Agreed Use is hereby modified to: .

☑ BASE RENT ADJUSTMENT: Monthly Base Rent shall be as follows: November 1, 2023 - October 31- 2024 equals $1.34 NNN per square foot per month. subject to the terms of the Existing Lease and shall increase by the greater of three and a half percent (3.5%) and the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for CPI U (All Urban consumers) for Los Angeles (from the calendar month which is 2 full months prior to the applicable CPI Increase Date) on each anniversary of the Extended Term Lease Commencement Date (November 1, 2023), however each annual increase shall not exceed five percent (5%).

☑ OTHER: Security Deposit shall be increased to $72,288. Lessor is currently holding a Security Deposit equal to $41,000. Within fourteen (14) days of execution of this Amendment, Lessee shall deliver the additional Security Deposit of $31,288 to Lessor.

Building Improvement Allowance: Landlord shall provide Tenant an allowance of $15,000 on January 1st of each year of the Extended Term per the terms of the Lease.

This Amendment shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Amendment and any uncertainty and ambiguity shall not be interpreted against any one party. Signatures to this Amendment accomplished by means of electronic signature or similar technology shall be legal and binding.

All other terms and conditions of this Lease shall remain unchanged and shall continue in full force and effect except as specifically amended herein.

EXECUTED as of the day and year first above written.

By Lessor:	By Lessee:
2000 Gold L.P.	STAAR Surgical Company, a Delaware corporation
By: /s/ Michael Tang	By: /s/ Justin Reed
Name Printed: Michael Tang	Name Printed: Justin Reed
Title: General Partner	Title: Sr Director Global Facilities & Engineering
Phone:	Phone:
Fax:	Fax:
Email:	Email:
By:	By:

MT JR

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© 2017 AIR CRE. All Rights Reserved. Last Edited:3/23/2023 12:53 PM

ATL-1.02, Revised 10-22-2020 Page 1 of 2

Name Printed:	Name Printed:
Title:	Title:
Phone:	Phone:
Fax:	Fax:
Email:	Email:
Address:	Address:
Federal ID No:	Federal ID No:

AIR CRE • https://www.aircre.com • 213-687-8777 • contracts@aircre.com
NOTICE: No part of these works may be reproduced in any form without permission in writing

MT JR

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© 2017 AIR CRE. All Rights Reserved. Last Edited:3/23/2023 12:53 PM

ATL-1.02, Revised 10-22-2020 Page 2 of 2

OPTION(S) TO EXTEND TERM

STANDARD LEASE ADDENDUM

Dated: March 23, 2023

By and Between

Lessor: 2000 Gold L.P.

Lessee: STAAR Surgical Company, a Delaware corporation

Property Address: 1911 Walker Avenue & 1900 Myrtle Avenue, Monrovia, CA 91606

(street address, city, state, zip)

~~Paragraph~~ Exhibit A: OPTION(S) TO EXTEND TERM. Subject to the terms, conditions and provisions of Paragraph 39, Lessor grants Lessee one (1) option(s) to extend the term of the Lease ("Extension Option(s)"), with each Extension Option being for a term of sixty (60) months, commencing when the prior term expires ("Option Term(s)"). In order to exercise an Extension Option, Lessee must give written notice of such election to Lessor and Lessor must receive such notice at least nine (9) but not more than twelve (12) months prior to the date that the applicable Option Term would commence, time being of the essence. If timely and proper notification of the exercise of an Extension Option is not given by Lessee and/or received by Lessor, such Extension Option shall automatically expire. Except as specifically modified, the terms, conditions and provisions of the Lease shall apply during Option Terms but the amount of Rent during Option Terms shall be established by using the method(s) selected below (check method(s) to be used and fill in appropriately):

☐ I. Consumer Price Index.

(a)
During the Option Term(s) which start(s) on , the monthly Base Rent shall be increased on and every months thereafter during such Option Term(s) ("Option Term CPI Increase Date(s)") commensurate with the increase in the Option Term CPI (as herein defined) determined as follows: the monthly Base Rent scheduled for the month immediately preceding the first occurring Option Term CPI Increase Date shall be multiplied by a fraction the denominator of which is the Option Term Base CPI (as herein defined), and the numerator of which is the Option Term Comparison CPI (as herein defined). The amount so calculated shall constitute the new Base Rent until the next Option Term CPI Increase Date during the applicable Option Term, but in no event shall any such new Base Rent be less than the Base Rent for the month Immediately preceding the applicable Option Term CPI Increase Date.
(b)
The term "Option Term CPI" shall mean the Consumer Price Index of the Bureau of Labor Statistics of the U.S. Department of Labor for (select one ): ☐ CPI W (Urban Wage Earners and Clerical Workers) or ☐ CPI U (All Urban Consumers), for (fill in Urban Area): or ☐ the area in which the Premises is located, All Items (1982-1984 =100). The term "Option Term Comparison CPI" shall mean the CPI of the calendar month which is 2 full months prior to the applicable Option Term CPI Increase Date. The term "Option Term Base CPI" shall mean the CPI of the calendar month which is 2 full months prior to (select one): ☐ Commencement Date of the Original Term, ☐ start of the applicable Option Term, or ☐ (fill in month) .
(c)
If compilation and/or publication of the CPI ls transferred to another governmental department, bureau or agency or is discontinued, then instead the index most nearly the same as the CPI shall be used to calculate the Base Rent increases hereunder. If the Parties cannot agree on such alternative index, then the matter shall be submitted for decision to the American Arbitration Association in accordance with the then rules of said association and the decision of the arbitrators shall be binding upon the parties, with the cost of such arbitration being paid equally by the Parties.

☐ II. Fixed Percentage. During the Option Term(s) which start(s) on , the monthly Base Rent shall be increased on and every months thereafter during such Option Term(s) ("Option Term Percentage Increase Date(s)") by percent ( %) of the monthly Base Rent scheduled to be paid for the month immediately preceding the applicable Option Term Percentage Increase Date.

☑ Ill. Fair Market Value.

(a)
During the Option Term(s) which start(s) on November 1, 2030, the amount of Rent shall be the amount foretasted to be the fair market rental value of the Premises during such Option Term established pursuant to the procedures, terms, assumptions and conditions set forth herein ("Fair Market Value"); provided, however, regardless of such Fair Market Value, Base Rent during an Option Term shall not be less than 105% of the Base Rent scheduled as of when the prior term expires. Starting as of Lessee's exercise of the applicable Extension Option (but not earlier than six (6) months before start of the applicable Option Term), the Parties shall for thirty (30) days ("Negotiation Period") attempt to agree upon the Fair Market Value. If during the Negotiation Period the Parties do not agree on the Fair Market Value, then the Fair Market Value shall be established pursuant to the procedures set forth herein, which shall be binding.
(b)
Each Party shall, within fifteen (15) days after the end of the Negotiation Period, in writing submit to the other Party such Party's determination of the Fair Market Value ("Submitted Value(s)"). If a Party falls to timely provide a Submitted Value, then the other Party's Submitted Value shall be the Fair Market Value. If both Parties timely provide Submitted Values, then each Party shall, within fifteen (15) days after both Parties have exchanged Submitted Values, in writing notify the other Party of such Party's selected valuator who shall meet the qualifications set forth herein ("Advocate Valuator(s)"). Lessor and Lessee may select an Advocate Valuator who is favorable to such Party's position and may, prior to or after appointment of an Advocate Valuator, consult with such Party's Advocate Valuator. If a Party fails to timely and properly provide notice of such Party's chosen Advocate Valuator, then the other Party's Submitted Value shall be the Fair Market value.
(c)
If both Parties timely and properly designate Advocate Valuators, then such Advocate Valuators shall, within fifteen (15) days after their selection, choose a third (3rd) neutral valuator who shall meet the qualifications set forth herein, ("Neutral valuator"). The Neutral Valuator shall be engaged jointly by Lessor and Lessee. If Advocate Valuators fail to agree upon and timely appoint a Neutral Valuator; then the President of AIR CRE shall appoint such Neutral Valuator within fifteen (15) days after request by either Party. If the President of AIR CRE does not timely appoint the Neutral Valuator; then either Party may file an appropriate legal action for a

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© 2017 AIR CRE. All Rights Reserved. Last Edited:3/23/2023 12:55 PM

OE-7.02, Revised 01-13-2022 Page 2 of 2

judge with competent jurisdiction over the Parties to appoint the Neutral Valuator.

(d)
The Advocate Valuators and the Neutral Valuator ("Valuator(s)") shall be duly licensed real estate brokers or salespersons in good standing in the state in which the Premises is located, shall have been active over the five (5) year period before their appointment in the leasing of properties similar to the Premises within the general real estate market of the Premises. The Neutral Valuator shall additionally not be related to or affiliated with either Party or Advocate Valuator, and shall not have previously represented in a real estate transaction a Party or anyone related to or affiliated with a Party. All matters to be determined by the Valuators shall be decided by a majority vote of the Valuators, with each Valuator having one (1) vote. The Valuators may, as the Valuators determine, hold hearings and require briefs, including market data and additional information.
(e)
Within thirty (30) days after selection of the Neutral Valuator, the Valuators shall first determine the Fair Market Value established by taking into account the terms, assumptions and conditions set forth herein ("Valuators' Market Value"), then decide which Party's Submitted Value is closer in monetary amount to the Valuators' Market Value ("Selected Market Value"), then provide the Parties a copy of the Valuators' Market Value and finally notify the Parties of the Selected Market Value. The Selected Market Value shall be the Fair Market Value. The Valuators shall have no right to decide a Selected Market Value which is a compromise to (or modification of) the Submitted Values. The decision of the Valuators shall be binding upon the Parties. The Party whose Submitted Value is not the Selected Market Value shall, within ten (10) days after the Valuators decide the Selected Market Value, pay the fees and costs of all three (3) Valuators.
(f)
If the Fair Market Value has not been established before the start of the applicable Option Term, then Lessee shall continue to pay to Lessor rent in the amount payable for the month immediately preceding the start of such Option Term and Lessor's acceptance of such rent shall not waive, adversely affect or prejudice the Parties' right to complete establishment of the Fair Market Value or Lessor's right to collect the full amount of the Fair Market Value once the Fair Market Value is established. Lessee shall, within ten (10) days after establishment of the Fair Market Value, pay to Lessor any deficiency in rent then due for the Option Term. Following establishment of Fair Market Value, the Parties shall, within ten (10) days after request by either Party, sign an amendment to this Lease to confirm the Fair Market Value and the expiration date of this Lease, but the Parties' failure to request or to sign such an amendment shall not affect establishment of the Fair Market Value or extension of the Lease term.
(g)
The Valuators, in deciding the Valuators' Market Value, shall take into account rent rates, rent abatements, periodic rent increases, real property taxes, insurance premiums and other operating expenses, tenant improvement and other applicable allowances, building services, length of lease term and other factors professional real estate brokers and/or appraisers customarily consider in determining fair market rent of property in an arm's length transaction by ready, willing and able parties for space of comparable location, size, age, condition, quality, parking, visibility, view, signage and accessibility if the Premises were marketed in a normal and customary manner for a reasonable length of time on the open market to be leased to a tenant with financial strength and credit worthiness comparable to Lessee and guarantors (if any) of this Lease (as of Lessee's exercise of the Extension Option) for a term comparable to the length of the applicable Option Term and used for the Agreed Use (or other reasonably comparable uses). The Valuators, in deciding the Valuators' Market Value, shall not consider as a comparable transaction any of the following: a sublease, lease assignment, lease renewal or extension; lease with a tenant that has equity, is related to or affiliated with the landlord; or a lease of space that was subject to a right of first refusal, right of first offer, expansion option or other encumbrances. The Valuators, in deciding the Valuators' Market Value, shall reduce the Fair Market Value on account of Alterations and improvements made by Lessee to the extent the cost thereof was paid solely by Lessee (in excess of any applicable improvement allowance, abated rent in lieu of improvement allowance or other consideration provided by Lessor for Lessee's improvement of the Premises), shall not reduce the Fair Market Value on account of any real estate brokerage commission savings by Lessor, and shall not reduce the Fair Market Value on account of deferred maintenance or repair of the Premises for which Lessee was responsible under the Lease but did not perform.

☐ IV. Fixed Rental Adjustment(s) ("FRA").

The monthly Base Rent shall be increased to the following amounts on the dates set forth below:

On (fill in FRA Adjustment Date(s)):	The new Base Rent shall be:

☐ V. Continuation of Original Term Adjustments.

The monthly Base Rent during the Option Term(s) which start(s) on shall be increased in accordance with the same formula provided in the Lease to be used to calculate increases in the Base Rent during the Original Term of the Lease.

BROKER'S FEE: For each adjustment in Base Rent specified above, the Brokers shall be paid a Brokerage Fee in accordance with paragraph 15 of the Lease or if applicable, paragraph 9 of the Sublease.

AIR CRE • https://www.aircre.com • 213-687-8777 • contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

MT JR

INITIALS INITIALS

© 2017 AIR CRE. All Rights Reserved. Last Edited:3/23/2023 12:55 PM

OE-7.02, Revised 01-13-2022 Page 2 of 2